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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report: (Date of earliest event reported) October 29, 1997


                           Kilroy Realty Corporation
            (Exact name of registrant as specified in its charter)


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
         Maryland                  Commission File: 1-12675                  95-4598246
(State or other jurisdiction                                    (I.R.S. Employer Identification No.)
of incorporation or organization)
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          2250 East Imperial Highway, El Segundo, California,  90245
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (310) 563-5500

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 29, 1997, Kilroy Realty L.P., a partnership in which Kilroy Realty Corporation is the sole general partner, completed the acquisition of four office buildings for approximately $34,446,000. Two of the buildings were purchased on September 18, 1997, the third building was purchased on September 29, 1997 and the fourth building was purchased on October 29, 1997. The properties were individually purchased from a company and three partnerships controlled by The Hutton Foundation, an unaffiliated entity, based on separate arms-length negotiations. The acquisitions were financed through working capital and the assumption of a $13,900,000 mortgage note on one of the buildings. The mortgage note bears an interest rate of 8.45%, requires monthly principal and interest payments and matures on December 1, 2005.

     Three of the buildings are located in Riverside, California (the "Riverside Buildings") and contain approximately 177,300 aggregate rentable square feet. The Riverside Buildings are presently 100% leased with an average monthly rent per square foot of $1.61. The quoted market rental rate for comparable office buildings in Riverside is $1.69 per square foot. The fourth building is located in Brea, California and contains approximately 60,800 aggregate rentable square feet. The building is presently 100% leased with an average monthly rent per square foot of $1.36. The quoted market rental rate for comparable office buildings in Brea is $1.43 per square foot.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

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                Description
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  (a)     Financial statements of properties acquired.

          The required financial statements for the acquired property will be filed within 60 days.

  (b)     Pro forma financial information.

          The required financial statements for the acquired property will be filed within 60 days.

  (c)     Exhibits

          None


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                 KILROY REALTY CORPORATION


Date:   November 13, 1997       By /s/ Ann Marie Whitney
        -----------------         ____________________________________
                                   Name:  Ann Marie Whitney
                                   Title: Vice-President and Controller


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